Exhibit 99.1

LETTER OF INTENT

REGARDING A

SHARE EXCHANGE AGREEMENT

BY:

CYGNI SYSTEMS CORPORATION, a Nevada corporation, located at 39 Woodstone Drive, Winnipeg, Manitoba, Canada, R2E 0M5, herein represented by its sole director (“CYGNI”);

AND

XL GENERATION AG, located at 32 Sumpftrasse, Zug, Switzerland, herein represented by Alain Lemieux, duly authorized as he so declares (“XLG,” and together with CYGNI, the “Parties,” and each a “Party”).

The Parties hereto hereby covenant and agree as follows in this letter of intent (the “Letter of Intent”):

SECTION 1

THE SHARE EXCHANGE AGREEMENT

1.1

CYGNI propose to acquire all of the issued and outstanding shares of common stock of XLG in exchange for an aggregate of 15 Million authorized and unissued restricted shares of the common stock (the “Common Stock”) of CYGNI (the “Exchange Offer”).

1.2

In the event that all of XLG’s shareholders agree to participate in the Exchange Offer, such shareholders will thereafter collectively own approximately 60% of the issued and outstanding shares of CYGNI’s Common Stock as of such date, and CYGNI will hold 100% of the issued and outstanding shares of XLG’s common stock as of such date.

SECTION 2

EXCHANGE OF SECURITIES

2.1	The Common Stock will be issued directly to the shareholders of XLG which accept the Exchange Offer.

2.2

It is the intent of all Parties hereto that the Common Stock to be issued by CYGNI to XLG shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Regulation S and/or one or more other exemptions under Section 4(2) of the Act and the rules and regulations promulgated thereunder.

SECTION 3

CONDITIONS PRECEDENT TO THE CLOSING

3.1	Conditions. The obligations of CYGNI shall be subject to the satisfaction, at or before the Closing (as defined below), of the financial Due Diligence.

3.2

CYGNI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by CYGNI of any other condition of or any of CYGNI’s other rights or remedies, at law or in equity, if XLG shall be in default of any of their representations, warranties, or covenants under the present Letter of Intent.

3.3

Acceptance by XLG Shareholders. The holders of not less than 90% of the issued and outstanding shares of common stock of XLG shall have agreed to exchange their shares for shares of CYGNI Common Stock prior to the Closing.

3.4	Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, shall have been instituted or threatened against XLG.

3.5

Officer’s Certificate. XLG shall have delivered to CYGNI a certificate, dated the Closing Date, and signed by the Chief Executive Officer of XLG, certifying that each of the aforementioned conditions have been fulfilled.

3.6	Officers of CYGNI. Effective at the Closing, CYGNI shall have elected a minimum of five (5) new Directors and Officers.

SECTION 4

CLOSING

4.1

Closing. The closing of this transaction (the “Closing”) shall be held at the offices of Hovington Pellerin Simard, 460 Saint-Gabriel Street, Suite 21, Montreal, Province of Quebec, Canada, H2Y 2Z9, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the Parties, but in no event shall the Closing be later than August 31st, 2005. In the event the Closing does not occur, Cygni may at its sole discretion terminate this Letter of Intent.

At the Closing:

4.2	XLG shall deliver Letters of Acceptance and the certificates representing the shares of XLG held by the shareholders of XLG accepting the Exchange Offer (“Accepting Shareholders”) to CYGNI.

4.3	Each Accepting Shareholder shall receive certificates representing the number of shares of CYGNI Common Stock for which the shares of XLG common stock shall have been exchanged.

4.4	CYGNI shall deliver a signed Consent and/or Minutes of the Directors of CYGNI approving the Exchange Agreement and each matter to be approved by the Directors of CYGNI under the said agreement.

4.5

XLG shall deliver an officer’s certificate, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in the said Exchange Agreement are true and correct as of, or have been fully performed and complied with by, the Closing Date.

4.6	XLG shall deliver a signed Consent or Minutes of the Directors of XLG approving the said agreement and each matter to be approved by the Directors of XLG under the Exchange Agreement.

SECTION 5

MISCELLANEOUS

5.1

By signing and accepting this Letter of Intent, XLG accepts irrevocably that CYGNI may change its name to “XL Generation International” and produce all necessary documentation to the appropriate regulatory authorities, including but not limited to the United State Securities and Exchange Commission, and the Manitoba Provincial and Nevada State authorities;

5.2	Time is of the essence in this Letter of Intent with regard to each and every provision hereof.

5.3	This Letter of Intent shall come into effect on the date of the signature and acceptance by XLG.

5.4	Notwithstanding any provision or representation to the contrary, the provisions relating to this Letter of Intent:

a)	represent a clear and complete expression of the understanding between the Parties;
b)	shall be binding upon the Parties and create a binding legal relationship between them; and
c)	shall be enforceable upon the Parties or upon either of them, as the case may be.

[Signature Page Follows]

SIGNED IN TWO(2) COUNTERPARTS,

IN MONTREAL, PROVINCE OF QUÉBEC

ON JUNE 29TH2005, AT.......... O’CLOCK.

CYGNI SYSTEMS CORPORATION

By: /s/ Claude Pellerin
Name: Claude Pellerin
Title: President, Treasurer and Secretary

ACKNOWLEDGEMENT OF RECEIPT AND ACCEPTANCE BY XLG

The XLG acknowledges receipt of this Letter and accepts the proposal set forth therein.

SIGNED IN TWO(2) COUNTERPARTS,

IN MONTREAL, PROVINCE OF QUÉBEC

ON JUNE 29th 2005, AT.......... O’CLOCK.

XL-GENERAL AG

By: /s/ Alain Lemieux
Name:Alain Lemieux
Title: President